Exhibit 10

FIRST AMENDMENT TO THE CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”) dated as of September 30, 2011 is by and among Black Hills Corporation, a South Dakota corporation (“Borrower”), JPMorgan Chase Bank, N.A., in its capacity as agent for the Banks under the Credit Agreement described below (in such capacity, the “Administrative Agent”), and as a Bank, and each of the other Banks.

WITNESSETH THAT:

WHEREAS, the Borrower, Administrative Agent and the Banks have entered into that certain Credit Agreement dated as of December 15, 2010 (as the same has been and hereafter may be further amended, modified or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower desires to amend certain terms of the Credit Agreement, as set forth below; and

WHEREAS, the Administrative Agent and each of the Banks are willing, subject to the terms hereof, to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Definitions.  All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement.  Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

Section 2.  Amendments to Credit Agreement.  Effective upon the satisfaction of each of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

2.1           the term “Termination Date” appearing in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“Termination Date” means September 30, 2013.

2.2           the notice information for Borrower appearing in Section 11.8 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

If to Borrower:

Black Hills Corporation
625 9th Street
Rapid City, South Dakota 57709
Attention: Brian G. Iverson
Facsimile: 605.719.9967

Telephone: 605.721.2305

with copies to:

Black Hills Corporation
625 9th Street
Rapid City, South Dakota 57709
Attention: Steven J. Helmers
Facsimile:  605.721.2550
Telephone: 605.721.2303

2.3           Schedules 5.2, 5.5 and 7.19 of the Credit Agreement are hereby deleted in their respective entireties and Schedules 5.2, 5.5 and 7.19 are hereby substituted therefor, respectively.
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Section 3.   Ratification.  The Borrower hereby ratifies, acknowledges, affirms and reconfirms its rights, interests and obligations under each Credit Document, as amended hereby,  and agrees to perform each of its obligations thereunder as and when required.  By executing this Amendment, the Borrower hereby further ratifies, acknowledges, affirms and reconfirms that each Credit Document, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, and that each such Credit Document, as amended hereby, is in full force and effect.

Section 4.  Conditions.  The effectiveness of this Amendment is subject to the following conditions precedent:

Section 4.1  The Borrower, the Administrative Agent and each Bank shall have executed and delivered this Amendment, and the Borrower shall have executed and/or delivered such other documents and instruments as Administrative Agent may reasonably require to effectuate the terms of this Amendment.

Section 4.2   The representations and warranties set forth in Section 5 of this Amendment shall be true and correct.

Section 4.3  All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to the Administrative Agent and its legal counsel.

Section 5.  Representations and Warranties.  To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that (i) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower and that this Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended hereby, constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms, (ii) no Default or Event of Default (after giving effect to this Amendment) has occurred and is continuing under the Credit

Agreement or would result from the execution and delivery of this Amendment, and (iii) except each of the representations and warranties set forth in Section 5 of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the date hereof, except that if any such representation or warranty (x) relates solely to an earlier date it need only remain true in all material respects as of such date, or (y) is already qualified by materiality, in which case it shall be true and correct in all respects.

Section 6.  Severability.   Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 7.  References.  Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

Section 8.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.  This Amendment may also be executed by facsimile or electronic means and each facsimile or electronic signature hereto shall be deemed for all purposes to be an original signatory page.

Section 9.  Costs.  The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent (including fees and expenses of counsel) incurred in connection with the negotiation and preparation of this Amendment.

Section  10.  Governing Law.  The validity and interpretation of this Amendment and the terms and conditions set forth herein, shall be construed and determined in accordance with the internal laws of the State of New York.

Section 11.  Miscellaneous.  This Amendment shall be deemed to be a Credit Document.

- Remainder of page left blank; signature pages follow -

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

BLACK HILLS CORPORATION, a South Dakota corporation

By:           /s/ Brian Iverson
Name:       Brian Iverson
Title:         Vice President and Treasurer

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Bank and as Administrative Agent

By:           /s/ Helen D. Davis
Name:       Helen D. Davis
Title:         Authorized Officer

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

UNION BANK, N.A., as a Bank

By:           /s/ Eric Otieno
Name:       Eric Otieno
Title:         Assistant Vice President

SCHEDULE 5.2

BLACK HILLS CORPORATION SUBSIDIARIES

	Subsidiary Name	State of Organization	Borrower’s Ownership	Description of Subsidiary’s Authorized Capital Stock, if not wholly-owned
1.	Black Hills Cabresto Pipeline, LLC	Delaware	100%	N/A
2.	Black Hills/Colorado Electric Utility Company, LP	Delaware	100%	N/A
3.	Black Hills/Colorado Gas Utility Company, LP	Delaware	100%	N/A
4.	Black Hills/Colorado Utility Company, LLC	Colorado	100%	N/A
5.	Black Hills/Colorado Utility Company II, LLC	Colorado	100%	N/A
6.	Black Hills Colorado IPP, LLC	South Dakota	100%	N/A
7.	Black Hills Electric Generation, LLC	South Dakota	100%	N/A
8.	Black Hills Exploration and Production, Inc.	Wyoming	100%	N/A
9.	Black Hills Gas Resources, Inc.	Colorado	100%	N/A
10.	Black Hills Gas Holdings Corp.	Colorado	100%	N/A
11.	Black Hills Idaho Operations, LLC	Delaware	100%	N/A
12.	Black Hills/Iowa Gas Utility Company, LLC	Delaware	100%	N/A
13.	Black Hills/Kansas Gas Utility Company, LLC	Kansas	100%	N/A
14.	Black Hills Midstream, LLC	South Dakota	100%	N/A
15.	Black Hills/Nebraska Gas Utility Company, LLC	Delaware	100%	N/A
16.	Black Hills Non-regulated Holdings, LLC	South Dakota	100%	N/A
17.	Black Hills Ontario, LLC	Delaware	100%	N/A
18	Black Hills Plateau Production, LLC	Delaware	100%	N/A
19.	Black Hills Power, Inc.	South Dakota	100%	N/A
20.	Black Hills Service Company, LLC	South Dakota	100%	N/A
21.	Black Hills Utility Holdings, Inc.	South Dakota	100%	N/A
22.	Black Hills Wyoming, LLC	Wyoming	100%	N/A
23.	Bloomfield Glenns Ferry, Inc.	Virginia	100%	N/A
24.	Bloomfield Idaho Management, Inc.	Delaware	100%	N/A
25.	Bloomfield Rupert, Inc.	Virginia	100%	N/A
26.	Buick Power, LLC	Delaware	50%	Borrower indirectly owns 50% of the outstanding Membership Units
27.	Cheyenne Light, Fuel and Power Company	Wyoming	100%	N/A
28.	EIF Investors, Inc.	Delaware	100%	N/A
29.	Enserco Energy Inc.	South Dakota	100%	N/A
30.	Enserco Midstream, LLC	South Dakota	100%	N/A
31.	Generation Development Company, LLC	South Dakota	100%	N/A
32.	Natural/Peoples Limited Liability Company	Wyoming	50%	Borrower indirectly owns 50% of the outstanding Membership Units
33.	Wyodak Resources Development Corp.	Delaware	100%	N/A
34.	Mallon Oil Company, Sucursal Costa Rica	Costa Rica	100%	N/A

SCHEDULE 5.5

LITIGATION AND LABOR CONTROVERSIES

None.

 SCHEDULE 7.19

RESTRICTIONS ON DISTRIBUTIONS AND EXISTING NEGATIVE PLEDGES

1.	Enserco Energy Inc.’s Credit Agreement with BNP Paribas referred to on Schedule 7.15 prohibits Enserco and any of its subsidiaries from (a) granting certain Liens and (b) paying certain dividends.
2.
Black Hills Wyoming has a Term Loan Agreement which places restrictions on dividends and only allows them in limited circumstances when cash flows for the projects exceed project debt service and reserve requirements.  In addition, Black Hills Wyoming’s parent company, Black Hills Non-Regulated Holdings must maintain total equity of at least $100 million, therefore, it is restricted from issuing dividends if its total equity would fall below this amount.

3.
Black Hills Power, Inc.’s Indenture of Mortgage and Deed of Trust requires that it only declare and pay dividends in cash or property out of unreserved and unrestricted retained earnings and that it shall not pay dividends when it is insolvent or the payment would render insolvency.

4.
Cheyenne Light, Fuel and Power’s Restated Indenture of Mortgage, Deed of Trust, Security Agreement and Financing Statement requires that it only declare and pay dividends in cash or property out of unreserved and unrestricted retained earnings and that is shall not pay dividends when it is insolvent, the payment would render insolvency, or if an event of default under such indenture exists or would exist immediately after declaring such dividend.

5.
Black Hills Corporation is prohibited (with certain exceptions) under its indenture related to its 6.5% Notes due 2013 issued on May 16, 2003, its 9% Notes due 2014 issued on May 14, 2009 and its 5.875% Notes due 2020 issued on July 16, 2010 from pledging the capital stock of any of its subsidiaries unless it equally and ratably also secures the notes and all other parity indebtedness.

6.
Dividends on Black Hills Corporation’s preferred stock must be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on its common stock.  Its preferred stock is cumulative.